Joint Filing Agreement

Each of the undersigned hereby agrees that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

W SPONSORING SCSP

By:	/s/ Claude de Raismes
Date:	January 28, 2026
Name:	Claude de Raismes
Title:	Authorized Signatory

WENDEL LUXEMBOURG S.A.

By:	/s/ Claude de Raismes
Date:	January 28, 2026
Name:	Claude de Raismes
Title:	Authorized Signatory

WENDEL SE

By:	/s/ David Darmon
Date:	January 28, 2026
Name:	David Darmon
Title:	Authorized Signatory

WENDEL-PARTICIPATIONS SE

By:	/s/ Priscilla de Moustier
Date:	January 28, 2026
Name:	Priscilla de Moustier
Title:	Authorized Signatory